Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 17, 2020, in the Registration Statement (Form F-1) and related Prospectus of DoubleDown Interactive Co., Ltd. dated June 2, 2020.

/s/ Ernst & Young LLP

Seattle, Washington

June 2, 2020